UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

VIMEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

330 West 34th Street, 5th Floor, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 524-8791

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 below, Vimeo, Inc. (“Vimeo” or the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2024. At the Annual Meeting, upon the recommendation of the Board of Directors of the Company (the “Board”), the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Vimeo as permitted pursuant to recent amendments to the Delaware General Corporation Law (the “Amended Charter”). The Amended Charter was previously approved by the Board, subject to stockholder approval.

The Amended Charter was filed with the Secretary of State of the State of Delaware on May 22, 2024 and was effective as of such date. The foregoing description of the Amended Charter is qualified in its entirety by reference to the full text of the Amended Charter, which is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders of the Company voted on the proposals set forth below. The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

As of the close of business on March 25, 2024, the record date for the Annual Meeting, there were 159,423,442 shares of Vimeo common stock (entitled to one vote per share) and 9,399,250 shares of Vimeo Class B common stock (entitled to ten votes per share) outstanding and entitled to vote. Vimeo common stock and Class B common stock are collectively referred to as Vimeo capital stock.

1.	A proposal to elect eight members of Vimeo’s Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Vimeo Board of Directors). The stockholders elected each of the nominees to the Vimeo Board of Directors on the basis of the following voting results.

Elected by holders of Vimeo common stock voting as a separate class:

	FOR	WITHHELD	BROKER NON-VOTES
Jay Herratti	110,794,225	644,059	11,657,794
Ida Kane	110,819,334	618,950	11,657,794

Elected by holders of Vimeo capital stock voting as a single class:

	FOR	WITHHELD	BROKER NON-VOTES
Adam Gross	204,787,533	643,251	11,657,794
Alesia J. Haas	135,226,388	70,204,396	11,657,794
Mo Koyfman	135,208,735	70,222,049	11,657,794
Philip Moyer	204,751,046	679,738	11,657,794
Glenn H. Schiffman	197,360,400	8,070,384	11,657,794
Alexander von Furstenberg	200,037,767	5,393,017	11,657,794

2.	A proposal to ratify the appointment of Ernst & Young LLP as Vimeo’s independent registered public accounting firm for the 2024 fiscal year. The proposal was approved by the holders of Vimeo capital stock on the basis of the following voting results:

FOR	AGAINST	ABSTAIN
216,934,133	102,710	51,735

3.	A proposal to approve the Amended Charter. The proposal was approved by the holders of Vimeo capital stock on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
147,556,073	57,838,910	35,801	11,657,794

4.	A non-binding advisory vote on the compensation of our named executive officers. Holders of Vimeo capital stock voted to approve the compensation of our named executive officers, on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
202,162,899	3,217,319	50,566	11,657,794

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Vimeo, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIMEO, INC.

By:	/s/ Jessica Tracy
Name:	Jessica Tracy
Title:	General Counsel & Secretary

Date: May 22, 2024